UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): May 28, 2020

ESSENT GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36157	Not Applicable
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda
(Address of Principal Executive Offices and Zip Code)

(441) 297-9901

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Shares, $0.015 par value	ESNT	New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 28, 2020, Essent Group Ltd. (the “Company”) held its 2020 Annual General Meeting of Shareholders (the “Annual Meeting”). A total of 98,601,625 of the Company’s common shares were entitled to vote as of April 9, 2020, the record date for the Annual Meeting, of which 88,242,837 were present in person or by proxy at the Annual Meeting. The following is a summary of the final voting results for each matter presented to shareholders at the Annual Meeting.

Proposal 1 – Election of three Class III directors to serve through the 2023 Annual General Meeting of Shareholders:

	Votes For	Votes Withheld	Broker Non-Votes
Class III directors to serve through the 2023 Annual General Meeting of Shareholders:
Mark A. Casale	82,839,408	2,311,332	3,092,097
Douglas J. Pauls	84,076,040	1,074,700	3,092,097
William Spiegel	81,320,307	3,830,433	3,092,097

Proposal 2 — The re-appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 and until the 2021 Annual General Meeting of Shareholders, and the referral of the determination of the auditors’ compensation to the board of directors, was ratified:

Votes For	85,546,251
Votes Against	2,681,919
Abstentions	14,667

Proposal 3 — The non-binding, advisory vote on compensation was ratified:

Votes For	83,204,447
Votes Against	1,899,563
Abstentions	46,730

Item 8.01 Other Events.

Certain exhibits are filed herewith in connection with the Prospectus Supplement dated May 28, 2020 to the Prospectus dated February 20, 2018, forming part of the Registration Statement on Form S-3 (File No. 333-223110) filed by the Company with the Securities and Exchange Commission covering the offering and sale by the Company of 13,800,000 common shares of the Company, par value $0.015 per share (the “Common Shares”).

On May 28, 2020, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC as representatives of the underwriters named on Schedule I thereto (the “Underwriters”) in connection with the offering and sale by the Company of 12,000,000 Common Shares at a public offering price of $33.25 per Common Share. In addition, the Underwriters were granted an option pursuant to the Underwriting Agreement to purchase up to an additional 1,800,000 Common Shares from the Company, which option has been exercised in full prior to the date hereof.  The Company estimates net proceeds from the offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $439.9 million.

The Underwriting Agreement and opinion of counsel are filed as exhibits hereto.

Item 9.01. Financial Statements and Exhibits

(d)

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 28, 2020, by and among the Company, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC.
5.1	Opinion of Conyers Dill & Pearman Limited
23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2020	ESSENT GROUP LTD.

By:	/s/ Lawrence E. McAlee
	Name:	Lawrence E. McAlee
	Title:	Senior Vice President and Chief Financial Officer